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                                                                    EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT
                              --------------------


          AGREEMENT made effective as of the 1st day of December, 1997, among European Specialty Group (United Kingdom) Limited (the "Company"), ESG Re Limited, a Bermuda company (the "Parent"), and Wolfgang Wand (the "Executive").

          WHEREAS, the Company and the Parent wish to retain the services of the Executive and recognize that the Executive's contribution to the growth and success of the Company will be substantial; and

          WHEREAS, the Executive is willing to commit himself to serve the Company and the Parent, on the terms and conditions herein provided; and

          WHEREAS, this Agreement shall supersede any former Employment Agreements between the Parent, the Company or any of its affiliates and the Executive;

          NOW, THEREFORE, in order to effect the foregoing, the Company, the Parent and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Employment.  The Company and the Parent hereby agree to employ the
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Executive, and the Executive hereby agrees to be employed by the Company and the
Parent, on the terms and conditions set forth herein.

          2.  Term.  The term of the Executive's employment hereunder shall
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commence as of the date hereof and shall continue until the close of business on the third anniversary of the date hereof, subject to earlier termination in accordance with the terms of this Agreement (the "Term"). The Term shall be automatically extended for successive one year periods thereafter unless any of the parties notifies the other in writing of its intention not to so extend the Term at least one year prior to the commencement of the next scheduled one year extension.

          3.  Position and Duties.
              -------------------

              (a) Title and Duties.  The Executive shall serve as the Managing
                  ----------------
Director and Chief Executive Officer of the Parent and Chairman and Chief Executive Officer of the Company and European Specialty Group Holding AG, a German Corporation ("ESG Germany"), and shall have such duties, authority and responsibilities as are normally associated with and appropriate for such positions. The Executive shall report directly to the Board of Directors of the Parent (the
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"Board") and the Supervisory Board of the Company (the "Supervisory Board").
The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, the Parent and ESG Germany at such locations, including Germany, Bermuda and Ireland, as are mutually agreed upon by the Executive and the Board. Executive shall not serve on the Board of Directors of any unaffiliated companies, including but not limited to, any charitable organization or chamber of commerce without the written consent of the Board; provided, however, that the Executive shall be permitted to serve as
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a Director of ESA Ltd. and as a member of the German Delegation of the
International Chamber of Trade and Commerce and to serve as a legal representative (Mandataire Generale) of the Mutuelles du Mans, a French insurance company, if the Executive is so designated provided that such activities do not interfere with the performance of the Executive's duties hereunder.

              (b)  Office and Facilities.  The Executive shall be provided with
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appropriate office and secretarial facilities at the Company's offices in
Hamburg, Germany and any other location that the Company and the Parent reasonably deem necessary to have an office and support services in order for the Executive to perform his duties to the Company, the Parent and ESG Germany. The Executive shall serve as a director of the Parent and the Company and shall agree to serve on other committees of the Parent, the Company or any other affiliated company, without additional compensation, if requested by the Board.

          4.  Compensation.
              ------------

              (a) Base Salary.  During the Term, the Company shall pay to the
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Executive an annual base salary of $300,000.  The Executive's base salary shall be paid in substantially equal installments on a basis consistent with the Company's payroll practices. The Executive's base salary, as in effect at any time, is hereinafter referred to as the "Base Salary." The Compensation Committee of the Board (the "Compensation Committee") shall review Executive's performance on an annual basis and may increase the Executive's Base Salary, in its sole discretion, as it deems appropriate.

              (b) Annual Bonus.  The Compensation Committee may award the
                  ------------
Executive an annual bonus, at such time and in such amount as the Compensation Committee, in its sole discretion, deems appropriate, provided, however, that
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the annual bonus for the 1998 fiscal year shall in no event be less than
$100,000.

          5.  Employee Benefits.
              -----------------

              (a)  Benefit Plans.  The Executive shall be entitled to
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participate in all employee benefit plans, perquisite and fringe benefit arrangements of the Company generally made available by the Company to its executives, subject to,

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and on a basis consistent with the terms, conditions and administration of such plans and arrangements.

              (b) Expenses.  The Executive shall be entitled to receive prompt
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reimbursement for all reasonable and customary expenses incurred by the
Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business at the request of and in the service of the Company or the Parent or any of its affiliates and promoting the business of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

              (c) Vacation.  The Executive shall be entitled to vacations and
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holidays on a basis consistent with that offered to other senior executive officers of the Company.

          6.  Termination of Employment.  The Company and the Executive may each
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terminate the Executive's employment hereunder and the Term for any reason.

              (a) Termination by the Company without Cause or by the Executive
                  ------------------------------------------------------------
for Good Reason. If the Company shall terminate the Executive's employment
---------------
without "Cause" (as defined in Section 6(f)), or if the Executive resigns for Good Reason (as defined in Section 6(f)) then, the Executive shall be entitled to his Base Salary for the greater of (1) the remainder of the Term, or (2) one year, subject to and conditioned upon the Executive's compliance with Sections 7 and 8 hereof. Options held by the Executive will be treated as provided for in the applicable Award Agreement.

          Except as expressly provided above, the Company will have no further obligations to the Executive hereunder following the Executive's termination of employment under the circumstances described in this Section 6(a).

              (b) Termination due to Non-Renewal of the Term or Death or
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Disability. If the Executive's employment is terminated due to the non-renewal
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of the Term or due to the Executive's death or Disability (as defined in Section
6(f)), the Executive shall be entitled to a lump sum cash payment equal to the Executive's Base Salary through the date of termination. Options held by the Executive will be treated as provided for in the applicable Award Agreement.

          Except as expressly provided above, the Company will have no further obligations to the Executive hereunder following the Executive's termination of employment under the circumstances described in this Section 6(b).

              (c)  Termination by the Company for Cause or by Executive Other
                   ----------------------------------------------------------
than for Good Reason.  If the Executive's employment is terminated by the
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Company for Cause or by the Executive other than for Good Reason, the Executive shall be entitled to a lump sum cash payment equal to his Base Salary through the date of termination. Options held by the Executive shall be treated as provided for in the applicable Award Agreement.

          Except as expressly provided above, the Company will have no further obligations to the Executive hereunder following the Executive's termination of employment under the circumstances described in this Section 6(c).

              (d)   Termination Within One Year of a Change in Control. If the
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Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason within one year following a Change in Control, the Executive shall be entitled, in addition to the compensation otherwise payable upon his termination of employment pursuant to Section 6(a) above, to a lump sum payment which, when added to the present value of all other benefits or payments to which the Executive is entitled which would constitute "Parachute Payments" (as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code")); equals 2.99 times the Executive's "Base Amount" (as defined in Section 280G of the Code).

              (e)   Notice of Termination.  Any termination of the Executive's
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employment by the Company or by the Executive (other than termination pursuant to the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. If the Company terminates the Executive's employment for Cause or if the Executive resigns for Good Reason, the "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, the date of the Executive's termination of employment shall be deemed to be the date of receipt of the Notice of Termination.

              (f)  Definitions.  For purpose of this Agreement:
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                   (i)   "Cause" shall mean

                         (1) Executive's breach of any material term of this Agreement, including, but not limited to, the covenants set forth in Sections 7 and 8 hereof;

                         (2) Executive's failure or refusal to perform his duties hereunder or to perform specific directives of the Board, provided that such directives do not violate any applicable law or industry standards;

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                         (3) Dishonesty of Executive affecting the Company, the
     Parent or any affiliates;

                         (4) Any gross or willful conduct of Executive resulting in substantial loss to or theft from any of the Company, the Parent or any affiliate; or substantial damage to the Company's reputation or theft from the Company; or

                         (5) Alcoholism or use of drugs or any controlled substances which interferes with the performance of Executive's duties and responsibilities under this Agreement ;

                         (6) Executive is charged with a felony or other serious crime, whether or not related to the business of the Company, including but not limited to, any crime related to tax evasion, bribery, theft, political payoffs, etc.

                   (ii) "Change in Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Parent other than to the Parent or any of the Affiliates, or (ii) a merger or sale of the Parent pursuant to which the shareholders of the Parent immediately prior to such merger or sale do not own a majority of the stock of the Parent or the surviving corporation immediately after such merger or sale.

                   (iii) "Disability" shall mean the Executive's adjudication as mentally incompetent, or mental or physical disability preventing Executive from performing his duties under this Employment Agreement for a period of 180 consecutive days.

                   (iv) "Good Reason" shall mean (1) a material diminution in the Executive's duties or the assignment to the Executive of a title or duties inconsistent with his position as Chief Executive Officer of the Parent, (2) a material reduction in the Executive's salary, or (3) a failure of the Company or the Parent to comply with any material provision of this Agreement.

          7.   Non-Competition
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               (a) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                         (i) During the Employment Term and for a period of 18
months following the Executive's termination of employment (unless such termination of employment occurs within one year following a Change in Control, in

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which case this paragraph shall not be applicable) (the "Restricted Period"), the Executive will not, unless the Executive is given written permission by the Board, directly or indirectly, (i) engage in any business for the Executive's own account that competes with the business of the Company or any of its affiliates that are engaged in the insurance or reinsurance business (the "Company Affiliates"), (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company or the Company Affiliates, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company or the Company Affiliates, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) of the Company or the Company Affiliates.

                         (ii) Notwithstanding anything to the contrary in this
Agreement, the Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company or the Company Affiliates if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own more than one share less than 5% of any class of securities of such person.

                         (iii) During the Restricted Period, the Executive will
not, directly or indirectly, (i) solicit or encourage any employee of the Company or the Company Affiliates to leave the employment of the Company or the Company Affiliates, or (ii) hire any such employee who has left the employment of the Company or the Company Affiliates (other than as a result of the termination of such employment by the Company or the Company Affiliates) within one year after the termination of such employee's employment with the Company or the Company Affiliates.

                         (iv) During the Restricted Period, the Executive will
not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

               (b) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable,

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such finding shall not affect the enforceability of any of the other restrictions contained herein.

       8. Confidentiality.  Executive will not at any time (whether during or
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after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company, the Parent and any of their subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company, the Parent, or of any subsidiary or affiliate of the Company, provided that the
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foregoing shall not apply to information which is not unique to the Company, the
Parent or any of its subsidiaries or affiliates or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of his employment with the Company and the Parent for any reason, he will return to the Company and the Parent immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademarks or other proprietary business designations used or owned in connection with the business of the Company, the Parent or their affiliates.

       9. Equitable Relief.  Executive acknowledges and agrees that the
          ----------------
Company's remedies at law for a breach or threatened breach of any of the provisions of Section 7 or Section 8 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or security, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

       10.  Successors; Binding Agreement.
            -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

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          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are payable to him hereunder all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

       11.  Notice.  For the purposes of this Agreement, notices, demands and
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all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered with receipt acknowledged or after having been received by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Mr. Wolfgang Wand
          Alte. Landstr 16
          23843 Neritz
          Germany

          If to the Company or the Parent:

          ESG Re Limited
          Skandia International House
          16 Church Street
          Hamilton, HM11
          Bermuda
          Attention:  Chairman

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       12.  Miscellaneous.  No provisions of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company and the Parent as may be specifically designated by the Supervisory Board or the Board as the case may be. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Regional Court of Hamburg without regard to its conflicts of law principles.

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       13.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

       14.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

       15.  Withholding.  The Company may withhold from any amounts payable
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under this Agreement such federal, state and local and foreign taxes as may be required to be withheld pursuant to applicable law or regulation.

       16.  Entire Agreement.  This Agreement sets forth the entire agreement of
            ----------------
the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, including any prior employment agreements.

       IN WITNESS WHEREOF, the Company and the Parent have caused this Agreement to be duly executed and the Executive has hereunto set his hand, effective as of the 1st day of December, 1997.


                      EUROPEAN SPECIALTY (UNITED KINGDOM) LIMITED

                      By: /S/ Gerhard Jurk
                         __________________________________
                           Name: Gerhard Jurk
                           Title: Chief Financial Officer


                      ESG RE LIMITED


                      By: /s/ Gerhard Jurk
                         __________________________________
                           Name: Gerhard Jurk
                           Title: Chief Financial Officer

                           /s/ Wolfgang Wand
                      _____________________________________
                      Executive:  Wolfgang Wand


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